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                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.


                        STATEMENT OF COMPUTATION OF NET
                         INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT
                 FOR THREE MONTHS ENDED MARCH 31, 1996 AND 1995


                                                            1996                 1995
                                                            ----                 ----
Net Investment Income                                   $    241,961         $    463,496

Percentage Allocable to Limited Partners                          99%                  99%
                                                        ------------         ------------

Net Investment Income Allocable
  to Limited Partners                                   $    239,541         $    458,861
                                                        ============         ============

Weighted Average Number of Limited
  Partnership Units Outstanding                            1,196,564            1,296,999
                                                        ============         ============

Net Investment Income Per Limited
  Partnership Unit                                      $        .20         $        .36
                                                        ============         ============
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